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Exhibit 10.1

The Middleby Corporation Amended and Restated
Management Incentive Compensation Plan

1.
General. The Management Incentive Compensation Plan (hereinafter, the "Plan" or "MICP"), as amended from time to time, was initially adopted and approved by the stockholders of The Middleby Corporation ("Company") in 2001. This document sets forth an amendment and restatement of the Plan effective as of January 1, 2005.

2.
Purpose. The MICP is intended to provide an incentive for superior performance and to motivate participating employees toward the highest levels of achievement and business results, to tie their goals and interests to those of the Company and its stockholders, and to enable the Company to attract and retain highly qualified executive officers. In addition, the MICP is intended to preserve the Company's tax deduction for bonus compensation paid to "covered employees" within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code") by meeting the requirements for performance-based compensation under Section 162(m) of the Code.

3.
Administration. The MICP shall be administered by the Compensation Committee of the Company's Board of Directors (the "Board") or a subcommittee of such committee (the "Committee"). All members of the Committee shall be persons who qualify as "outside directors" as defined under Section 162(m) of the Code. The Committee shall have full power and authority to administer and interpret the provisions of the MICP and to adopt such rules, regulations, agreements, guidelines and instruments for the administration of the MICP and for the conduct of its business as the Committee deems necessary or advisable. Except with respect to matters which under the Code are required to be determined in the sole and absolute discretion of the Committee, the Committee shall have full power to delegate to any officer or employee of the Company the authority to administer and interpret the procedural aspects of the MICP, subject to the MICP "s terms, including adopting and enforcing rules to decide procedural and administrative issues. The Committee may rely on opinions, reports or statements of officers or employees of the Company or any subsidiary thereof and of Company counsel (inside or retained counsel), public accountants and other professional or expert persons. No member of the Committee shall be liable for any action taken or determination made in good faith with respect to the MICP.

4.
Eligibility. Any officer or key employee of the Company is eligible to participate in the MICP if selected by the Committee for participation.

5.
EBITDA Performance Measure. Payment of bonuses under the MICP to the Company's executive officers who are "covered employees" as defined under Section 162(m) of the Code shall be subject to the attainment of pre-established written performance goals approved by the Committee prior to the 90th day following the commencement of the Company's fiscal year. The performance goal shall be the Company's adjusted earnings before interest, income taxes, depreciation and amortization ("EBITDA") for the fiscal year. Payment of bonuses to participants in the MICP who are not "covered employees" may be based on the EBITDA of any subsidiary, division or segment of the Company. EBITDA goals may include a threshold level of performance at which no payment will be made, levels of performance at which specified payments will be made and a maximum level of performance above which no additional payment will be made. In no event shall the Committee have the discretion to increase the amount of incentive compensation that would otherwise become payable to a covered employee upon the attainment of the EBITDA goal previously established for such covered employee. The maximum payment that may be made to any individual under the MICP with respect of any fiscal year shall be $3,500,000.

6.
Calculation of EBITDA. EBITDA shall be determined in the discretion of the Committee in accordance with Generally Accepted Accounting Principles. However, EBITDA shall exclude foreign exchange gains/losses and shall take into account any and all bonuses and incentive compensation payable to Company employees, including incentive compensation payable to employees participating under the MICP for the applicable year. The Committee shall have the authority to make appropriate adjustments to EBITDA goals to reflect the impact of extraordinary items not reflected in such goals. For purposes of the MICP, extraordinary items shall include (1) any profit or loss attributable to acquisitions or dispositions of stock or assets, (2) any changes in accounting standards or treatments that may be required or permitted by the Financial Accounting Standards Board or adopted by the Company or its subsidiaries after the goal is established, (3) all items of gain, loss or expense for the year related to restructuring charges for the Company or its subsidiaries, (4) all items of gain, loss or expense for the year determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the disposal of a segment of a business (including but not limited to any costs allocated to the Company by any entity that acquires the Company), (5) all items of gain, loss or expense for the year related to discontinued operations that do not qualify as a segment of a business as defined in APB Opinion No. 30 (or successor literature), (6) the impact of capital expenditures, (7) the impact of share repurchases and other changes in the number of outstanding shares, (8) fees and expenses associated with a business transaction such as investment banking fees and/or legal, accounting or tax planning fees, and (9) such other items as may be prescribed by Section 162(m) of the Code and the treasury regulations thereunder as may be in effect from time to time, and any amendments, revisions or successor provisions and any changes thereto.

7.
Performance Period. The performance period with respect to which bonuses shall be calculated and paid under the MICP shall generally be the fiscal year of the Company beginning on January 1 and ending on December 31.

8.
Payment of Bonuses. Payments pursuant to the MICP, if any, shall be made after the completion of Company's year end audit and only after the Committee certifies in writing that the EBITDA goals with respect to which payments are to be made have been attained. As a condition to receiving a payment, each participant must have been employed by the Company for a minimum of six months during the Company's fiscal year and must have been employed on the last day of the Company's fiscal year; provided, however, that the Committee may elect to pay a pro-rata bonus (after the year end audit) to any participant whose employment with the Company was involuntarily terminated prior to the end of the Company's fiscal year if such participant was otherwise eligible to receive a bonus hereunder. Notwithstanding anything to the contrary herein, the Committee may also elect to pay pro-rata bonuses prior to end of the Company's fiscal year end based upon the achievement of pro-rata EBITDA goals. Payment of bonuses under the MICP may be subject to such additional requirements as the Committee may determine, including but not limited to, the Company's Stock Ownership Plan. Notwithstanding the forgoing, payments pursuant to the MICP, if any, shall be made no later that the date which is two and one-half (2 1/2) months following the end of the fiscal year in which the payment was earned.

9.
Change of Control. After the occurrence of a "Change of Control" (as defined below) of the Company, EBITDA shall be calculated in accordance with past practice and the terms of the Plan after the completion of the Company's year end audit; provided, however, that if it shall be impractical for the Company's EBITDA to be measured after a Change of Control then a pro-rata bonus shall be paid to participants based on EBITDA achieved prior to the Change of Control as of the most recent practicable date prior to the date the Change of Control occurred. If, after the Change of Control, the members of the Committee are replaced, the calculation of EBITDA shall be made in consultation with an individual, who immediately prior to the Change of Control, was serving on the Committee so as to ensure that EBITDA is calculated in accordance with past practice and the terms of the Plan and the new members of the Committee shall certify in writing that EBITDA was calculated in consultation with such individual and in accordance with past practice and the terms of the Plan. For purposes of the Plan, a "Change in Control" shall mean an increase, on or after January 1, 2005, in ownership to twenty percent (20%) or more of the outstanding voting securities of the Company held by any person or group of persons who are acting together for the purpose of acquiring, holding, voting or disposing of such voting securities; provided, however, that an increase in ownership to twenty (20%) or more of the outstanding voting securities of the Company held by a participant or group of persons which includes a participant who are acting together for the purpose of acquiring, holding, voting or disposing of such voting securities shall not constitute a Change in Control.(1)

(1)
For example, on April 16, 2004 individual A (who is not a participant of the MICP) owns 2.42% of the total outstanding voting securities of Company. Thereafter, individual A commences a series of open market and private purchases, and on January 10, 2005 for the first time his holdings exceed 20% of the outstanding voting securities of the Company. A Change of Control occurs on January 10, 2005.

10.
No Right To Continued Employment. Nothing in the MICP or in any bonus opportunity granted pursuant hereto shall confer upon any participant the right to continue in the employ of the Company or to be entitled to any remuneration or benefits not set forth in the MICP or to interfere with or limit in any way the right of the Company to terminate such participant's employment.

11.
Withholding Taxes. Where a participant or other person is entitled to receive a payment hereunder, the Company shall have the right either to deduct from the payment, or to require the participant or such other person to pay to the Company prior to delivery of such payment, an amount sufficient to satisfy any federal, state, local or other withholding tax requirements.

12.
Amendment and Termination of the MICP. The Board or the Committee may at any time and from time to time alter, amend, suspend, or terminate the MICP in whole or in part; provided that, no amendment that requires stockholder approval in order for the MICP to continue to comply with Section 162(m) of the Code shall be effective unless the same shall be approved by the requisite vote of the shareholders of the Company. Notwithstanding the foregoing, no amendment shall affect adversely any of the rights of any participant to receive any bonus following the date the participant is notified of his bonus opportunity, provided that the adjustment of EBITDA or the payment of a pro-rata bonus as contemplated herein are expressly permitted. Unless otherwise determined by the Committee or the Board, the Company shall seek stockholder re-approval of the material terms of the EBITDA goal hereunder no later than the first stockholder meeting of the Company occurring in 2006.

13.
Participant Rights. No participant shall have any claim to be granted any bonus under the MICP, and there is no obligation for uniformity of treatment for participants.

14.
Governing Law. The MICP and all determinations made and actions taken pursuant hereto shall be governed by the laws of the State of Delaware without giving effect to the conflict of laws principles thereof.

15.
Interpretation. The MICP is designed and intended to comply, to the extent applicable, with Section 162(m) of the Code, and all provisions hereof shall be construed in a manner to so comply. Notwithstanding any provision of the MICP, to the extent that the Committee determines that the MICP or any bonus opportunity or right of a participant thereunder is subject to Section 409A of the Code and fails to comply with the requirements of Section 409A of the Code, the Committee, reserves the right to amend or terminate the Plan and/or amend, restructure, terminate or replace the participant's bonus opportunity or right in order to cause the right to either not be subject to Section 409A of the Code or to comply with the applicable provisions of such section.

16.
Unfunded Status of Awards. The MICP is intended to constitute an "unfunded" plan for incentive compensation. With respect to any payments not yet made to a participant pursuant to a bonus opportunity, nothing contained in the MICP or any bonus shall give any such participant any rights that are greater than those of a general creditor of the Company.

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  Exhibit 10.1